UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 5, 2020
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard	Seattle	Washington	98188
(Address of Principal Executive Offices)			(Zip Code)

(206) 392-5040
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	ALK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This document is also available on our website at http://investor.alaskaair.com

ITEM 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Arrangements with other Named Executve Officers

On November 5, 2020, the Copmensation and Leadership Dvelopment Committee of the Board of Directors (the "Committee") approved special awards of time-vested RSUs and non-qualified stock options (the “Executive Retention Awards”) to executive officers of Alaska Air Group, Inc. (the "Company").

The Executive Retention Award to Brad Tilden, the Company’s CEO, consisted of RSUs with a grant value of $750,000 and options with a total Black-Scholes grant value of $250,000. The Executive Retention Award to Ben Minicucci, President of Alaska Airlines, consisted of RSUs with a grant value of $562,500 and options with a total Black-Scholes grant value of $187,500. The Executive Retention Award to Shane Tackett, the Company’s Executive Vice President Finance and Chief Financial Officer, consisted of RSUs with a grant value of $375,000 and options with a total Black-Scholes grant value of $125,000. The Executive Retention Award to Andrew Harrison, the Executive Vice President and Chief Commercial Officer of Alaska Airlines, consisted of RSUs with a grant value of $375,000 and options with a total Black-Scholes grant value of $125,000. RSUs and options issued pursuant to the Executive Retention Awards will vest ratably over a three-year term based on continued service (without acceleration due to retirement eligibility), with the first vesting scheduled to occur on November 5, 2021.

The Committee, in consultation with its advisors, determined that the Executive Retention Awards were appropriate to meet the Company’s objectives of retaining key team members who have been stewards of the Company through the COVID-19 crisis that disproportionately affected the airline industry, sustaining engagement, and aligning the executive team with the Company’s long-term performance as it emerges from the crisis. When valuing the Executive Retention Awards, the Committee observed that Mr. Tilden and Mr. Minicucci took 100% base pay reductions, and Mr. Tackett and Mr. Harrison took a 30% base pay reduction, for over half of 2020 while having their realizable total compensation drop significantly below target, a gap driven largely by a 45% decrease in the value of the Company’s shares since the beginning of the year (compared to a 4% rise in the S&P 500).

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: November 10, 2020

/s/ KYLE B. LEVINE
Kyle B. Levine
Senior Vice President, Legal, General Counsel and Corporate Secretary